Exhibit 99.1

XTEND Reports Preliminary Third Quarter 2026 Results, Names Former Navy SEAL Captain Matt McGraw U.S. CEO, and Issues Letter to Shareholders

Preliminary, unaudited revenue range of approximately $24.5 to $26.5 million through September 30, 2026 already exceeds full-year 2025 revenue; AI Robotics segment backlog sits at $84 million as of September 30, 2026

McGraw to lead XTEND’s U.S. business as militaries reorganize around autonomy

TAMPA, Fla., October 26, 2026 - XTEND AI Robotics (NYSE: XTND) (“XTEND” or the “Company”), the software and execution layer for autonomous systems, today announced preliminary, unaudited revenue for the nine months ended September 30, 2026 and the appointment of Matt McGraw as Chief Executive Officer of XTEND U.S. Co-Founder and CEO Aviv Shapira also issued a letter to shareholders, available at https://xtend.me/letter-to-investors/.

“We expect to report revenue for the nine months ended September 30, 2026 that surpass our full-year 2025 revenue and AI Robotics segment backlog of approximately $84 million. With Matt at the helm of our U.S. business, we have the leadership to scale as the U.S. and Israel build permanent commands around autonomy,” commented, co-founder and CEO Aviv Shapira.

PRELIMINARY, UNAUDITED AND UNREVIEWED RESULTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026

Metric	Nine Months Ended September 30, 2026
Revenue
AI Robotics Segment Revenue	$23m - $24m
Construction Segment Revenue*	$1.5 - $2.5
Total Revenue	$24.5m-$26.5m
AI Robotics segment Backlog (September 30, 2026)	~$84 million
*	Construction segment revenue includes the results of JFB from the acquisition date, September 3, 2026, through the end of the quarter, September 30, 2026.

XTEND expects to report full third quarter results on November 16, 2026. Figures are preliminary, unaudited and subject to completion of quarter-end closing procedures; final results may differ.

Mr. McGraw retired from the U.S. Navy as a SEAL Captain after more than 25 years of service, including as Deputy Commanding Officer of the 75th Ranger Regiment and a Squadron Commander at Naval Special Warfare Command. At the Defense Innovation Unit, he scouted emerging technologies for special operations requirements. Most recently, he was Vice President of Operations at Live Earth Imaging. He holds an MBA from Northwestern’s Kellogg School of Management and an M.S. in Defense Analysis from the Naval Postgraduate School. He will lead XTEND’s U.S. sales, production and delivery.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the capabilities of XOS, XTEND’s AI Robotics backlog and expected third quarter 2026 revenue, the anticipated delivery of systems under the DDP order, and its financial prospects. These statements are based on current expectations and assumptions and involve risks and uncertainties that could cause actual results to differ materially, including the timing and size of orders from government and defense customers, geopolitical and economic conditions in the United States and the other regions in which XTEND operates, and the other risks described under “Risk Factors” in the registration statement on Form S-4 filed with the SEC in connection with the business combination and in XTEND’s other filings with the SEC, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. XTEND does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by applicable law.

ABOUT XTEND

XTEND AI Robotics, Inc. (the “Company”) operates under two distinct business strategies. Through its wholly owned subsidiary XTEND Reality Expansion Ltd. (“XTEND”), the Company develops and sells software and advanced robotic hardware solutions for high-threat, complex operational environments where human exposure carries significant risk. Powered by its proprietary XTEND Operating System (“XOS”), these solutions are designed to provide autonomy at the edge. Through its wholly owned subsidiary JFB Construction Holdings (“JFB”), the Company operates a commercial and residential real estate construction and development strategy, delivering services including retail corporate buildouts, multifamily developments and luxury residential homes. The Company was formed through the combination of XTEND and JFB, uniting two complementary businesses to pursue shared technology and market opportunities, including applying XTEND’s AI-enabled drone technology to jobsite security, land surveying, building inspections and monitoring on JFB’s real estate projects, and leveraging JFB’s construction expertise to help reduce the cost of XTEND’s U.S. manufacturing expansion. For more information, visit www.XTEND.me.

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